EXHIBIT 10.33

TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT (this "Termination") is made as of September 15, 2016 (the "Effective Date"), by and between WF-FB NLTX, LLC, a Delaware limited liability company ("Landlord"), and FARMER BROS. CO., a Delaware corporation ("Tenant").

RECITALS:

A. Landlord and Tenant entered into that certain Lease Agreement dated July 17, 2015, as subsequently amended by First Amendment to Lease Agreement dated December 29, 2015, and by Second Amendment to Lease Agreement dated March 10, 2016 (as amended, the "Lease"), whereby Tenant leases from Landlord that certain parcel of real property, and improvements thereon, located in Northlake, Denton County, Texas and more particularly described in the Lease (the "Property"). All capitalized terms used herein but not otherwise defined shall have their same meaning as assigned thereto in the Lease.

A.Pursuant to Section 45 of the Lease, Tenant has timely exercised the Purchase Option, and Tenant has selected September 15, 2016 as the date of the Option Closing.

B.In conjunction with the Option Closing, Landlord and Tenant now desire to terminate the Lease./

AGREEMENT:

NOW, THEREFORE, for good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Termination.    Landlord and Tenant hereby terminate the Lease effective as of the Effective Date. Landlord and Tenant agree that on the date of the Option Closing, the Termination of Memorandum of Lease Agreement attached hereto as Exhibit "A" shall be recorded in the Real Property Records of Denton County, Texas. Notwithstanding the foregoing, Tenant's obligations under Section 7 of the Lease, and the indemnity contained in Section 26 and Section 36 of the Lease are hereby remade by tenant and shall survive the termination of the Lease.

2.Entire Agreement. This Agreement contains all of the agreements of the parties hereto with respect to the subject matter hereof and no prior agreement, understanding, or representation pertaining to any such matter shall be effective for any purpose.

3.Authority. Landlord and Tenant each represent as follows: (a) Landlord and Tenant are duly organized and in existence in the state of their organization, (b) Landlord and Tenant have full right and authority to enter into this Termination.

4.Counterparts. This Memorandum may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Termination as of the Effective Date.

LANDLORD:

WF-FB NLTX, LLC,
a Delaware limited liability company

By: John D. Altmeyer, Manager

(Signatures continue on the following page)

TENANT:

FARMER BROS. CO.,
a Delaware corporation

By: /s/ Isaac N. Johnston, Jr.
Name: Isaac N. Johnston, Jr.
Title: Treasurer and CFO